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                     [Security Capital Bancorp letterhead]

                                                                    EXHIBIT 10.4
                                                                January 27, 1995
Mr. Pressley A. Ridgill
Senior Vice President and
  Chief Financial Officer
Security Capital Bancorp
Post Office Box 1387
Salisbury, North Carolina 28145-1387
Dear Pressley:
     This letter confirms the terms of our discussions concerning the payment you are to receive in the event you remain in the employ of Security Capital Bancorp ("SCBC") and its subsidiaries through the date of the effectiveness of the merger of New Security, Inc., a subsidiary of CCB Financial Corporation ("CCBF"), with and into SCBC and of the merger of Security Capital Bank (the "Bank") with and into Central Carolina Bank and Trust Co. ("CCB"), and in the employ of CCBF and/or CCB for a transition period of approximately four weeks thereafter, but do not accept on-going employment by CCBF and/or CCB after such transition period. At the end of your employment, CCBF and/or CCB will pay to you the sum of $250,000 by check or other negotiable instrument. This payment is composed of the severance payment due to you under your employment agreement with OMNIBANK, Inc. SSB, and a payment to induce you to agree to remain in the employ of SCBC and CCBF (and/or CCB) described herein, and will be in lieu of any salary, bonuses, incentive compensation or other compensation payable to you under your employment agreement with OMNIBANK, or otherwise payable to you by SCBC, the Bank, any other subsidiary of SCBC, CCBF, CCB, or any other subsidiary of CCBF, in each instance other than your salary for the transition period. By accepting the severance portion of such payment, you will have waived and released any right you have or may have under your employment agreement or otherwise to receive compensation by reason of the change in control of SCBC or any of its subsidiaries or the aforesaid mergers. Similarly, by this agreement, SCBC and CCBF, on their own behalf and on behalf of their subsidiaries, waive all non-competition provisions of your employment agreement.

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Mr. Pressley A. Ridgill
January 27, 1995
Page 2
     If the above accurately reflects your understanding of our discussions, please acknowledge your acceptance of this agreement by signing below.
                                         Sincerely yours,
                                         /s/           DAVID B. JORDAN
                                            VICE CHAIRMAN AND CHIEF EXECUTIVE
                                                         OFFICER
Accepted:
/s/         PRESSLEY A. RIDGILL
          PRESSLEY A. RIDGILL
Date
Confirmed:
CCB Financial Corporation
By: /s/       ERNEST C. ROESSLER
            ERNEST C. ROESSLER,
       PRESIDENT AND CHIEF FINANCIAL
                OFFICER